Registration No. 33-64647



                                      SECURITIES AND EXCHANGE COMMISSION
                                             WASHINGTON, D.C. 20549
                                           __________________________

                                                AMENDMENT NO. 1
                                                       to
                                                    FORM S-8

                                             REGISTRATION STATEMENT
                                                      UNDER
                                           THE SECURITIES ACT OF 1933
                                          ____________________________

                                            TREDEGAR INDUSTRIES, INC.
                              (Exact name of issuer as specified in its charter)

             VIRGINIA                                            54-1497771
      (State or other jurisdiction of                        (I.R.S.Employer
       incorporation or organization)                       Identification No.)

                                              1100 Boulders Parkway
                                            Richmond, Virginia 23225
                                    (Address of principal executive offices)
                                            __________________________


                                          SAVINGS PLAN FOR THE EMPLOYEES OF
                                                TREDEGAR INDUSTRIES, INC.
                                                (Full title of the plan)
                                              __________________________

                                  Norman A. Scher, Executive Vice President
                                      Nancy M. Taylor, Corporate Counsel
                                            Tredegar Industries, Inc.
                                              1100 Boulders Parkway
                                            Richmond, Virginia  23225
                                                 (804) 330-1000
                      (Name, address, including zip code, and telephone number,
                                including area code, of agent for service)

                                                   With copies to:

                                              C. Porter Vaughan, III, Esq.
                                                    Hunton & Williams
                                                  951 East Byrd Street
                                               Richmond, Virginia 23219

      The Registration Statement No. 33-64647, filed with the Securities and Exchange Commission on November 30, 1995, is hereby amended to adjust the number of shares of Tredegar Industries, Inc. common stock (the "Common Stock") for the three for two stock split payable as of January 1, 1996 to shareholders of record at the close of business on December 8, 1995 (the "Stock Split"). As a result of the Stock Split, the Registration Statement covers 958,784 shares of Common Stock, 939,815 shares of which remain available for issuance or purchase under the Savings Plan for the Employees of Tredegar Industries, Inc.

                                                            SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Tredegar Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on this 28th day of December, 1995.

                                              TREDEGAR INDUSTRIES, INC.

                                               By *    John D. Gottwald
                                                  John D. Gottwald, President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 28th day of December, 1995.

   Signature                                      Title

   * John D. Gottwald
    (John D. Gottwald)                           President and Director
                                                 (Principal Executive Officer)
   * N. A. Scher
    (Norman A. Scher)                             Executive Vice President,
                                                  Treasurer and Director
                                                  (Principal Financial Officer)
   * D. Andrew Edwards
    (D. Andrew Edwards)                           Corporate Controller
                                                  (Principal Accounting Officer)
   * R. W. Goodrum
    (Richard W. Goodrum)                          Executive Vice President and
                                                  Director
                                                  (Principal Operating Officer)
   * Austin Brockenbrough, III
    (Austin Brockenbrough, III)                   Director

   * Phyllis Cothran
    (Phyllis Cothran)                             Director

   * Bruce C. Gottwald
    (Bruce C. Gottwald)                           Director

   * Floyd D. Gottwald, Jr.
    (Floyd D. Gottwald, Jr.)                      Director


    (Andre B. Lacy)                               Director

   * Emmett J. Rice
    (Emmett J. Rice)                              Director

   * W. Thomas Rice
    (W. Thomas Rice)                              Director

*By /s/ Nancy M. Taylor
      Nancy M. Taylor, individually and as attorney-in-fact for
      each of the persons indicated.


          Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, a member of the Committee for the administration of the Plan, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on this 28th day of December, 1995.

                                          SAVINGS PLAN FOR THE EMPLOYEES OF
                                          TREDEGAR INDUSTRIES, INC.


                                          By  /s/ N. A. Scher
                                             Norman A. Scher
                                             Member of the Committee